EXHIBIT 3.a

                       AMENDED AND RESTATED
                     ARTICLES OF INCORPORATION
                                OF
                     FINGERHUT COMPANIES, INC.



                             ARTICLE I

     The name of the Corporation is Fingerhut Companies, Inc.


                            ARTICLE II

          The address of the registered office of the Corporation in the State of Minnesota is 4400 Baker Road, Minnetonka,
Minnesota 55343.


                            ARTICLE III

           The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Minnesota Business Corporation
Act.


                            ARTICLE IV

           A. The total number of shares of stock that the Corporation shall have authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

           B. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional, conversion, or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Minnesota. The Board of Directors is further authorized to increase or decrease the authorized number of shares of any series (but not below the number of shares of that series issued) subsequent to the issuance of shares of that series.

           C. Subject to the provisions of any applicable law or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

           D. Except as provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, there shall be no cumulative voting by the holders of the Common Stock or by the holders of any class or series of Preferred Stock.

           E. Except as provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the shareholders shall have no preemptive right to subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class whether now authorized or authorized hereafter, or any options or warrants to purchase, to subscribe for or otherwise acquire any such new or additional shares of any class, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, to subscribe for or otherwise acquire any such new or additional shares of any class.

           F. The Board of Directors shall have the sole power to issue shares of Common Stock or any class or series of Preferred
Stock.


                             ARTICLE V

           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors nor more than eleven directors, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board of Directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1991 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1992 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1993 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the entire Board of directors then in office, and any vacancy occurring for any other reason may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the elections, terms of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Amended and Restated Articles of Incorporation or the resolution or resolutions providing for the issue of any such class or series, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.


                            ARTICLE VI

           Subject to the rights, if any, of the holders of shares of a class or series of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, all of such shares being considered for purposes of this Article VI as a single class.


                            ARTICLE VII

           A. In addition to any affirmative vote required by law or these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article VII, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Shareholder (as hereinafter defined), or any Affiliate or Associate (as hereinafter defined) of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined) voting together as a single class, excluding Voting Stock beneficially owned by such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

           B. The provisions of Section A of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

           1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether or not such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder) of the Continuing Directors (as hereinafter defined).

           2. All of the following conditions shall have been met:

                (a) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

                     (i)  (if applicable) the highest per share
     price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                     (ii)      the Fair Market Value per share of
     such class or series of Capital Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                     (iii) (if applicable) the highest
     preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event; and

                     (iv)      an amount which bears the same or
     greater percentage to the Fair Market Value of such class of Voting Stock on the Announcement Date as the highest per share price in 2(a)(i) above bears to the Fair Market Value of such class of Voting Stock on the date of the commencement of the acquisition of such Voting Stock by such Interested Shareholder.

           The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding
Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                (b) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

                (c) After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

                (d) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

               (e) Such Interested Shareholder shall not have made any material change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

          C. The following definitions shall apply with respect to this Article VII:

          1.   The term "Business Combination" shall mean:

               (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other company (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

               (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of security arrangement, investment, loan, advance, guarantee, arrangement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Shareholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, which arrangements are included in this definition of Business Combination, without regard to the value tests set forth below), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the shareholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

                (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's Bylaws; or

                (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (d).

           2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of these Amended and Restated Articles of Incorporation, and the term "Voting
Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.

           3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

           4. The term "Interested Shareholder" shall mean any shareholder other than the Corporation or any Subsidiary, any shareholder (or any Affiliate of such shareholder to which such shareholder's shares shall have been transferred) owning, at the time of the filing of these Amended and Restated Articles of Incorporation, ten percent (10%) or more of the Common Stock of the Corporation then outstanding, and other than any profit-sharing, pension, employee stock option or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, who after the effective date of these Amended and Restated Articles of Incorporation acquires or announces or publicly discloses a plan or intention to acquire the beneficial ownership of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock. The number (appropriately adjusted to reflect any stock dividend, split-up, reorganization, combination or reclassification of the outstanding shares of Capital Stock of the Corporation including recapitalization as a result of any merger or consolidation) of shares of Voting Stock beneficially owned by a person on such effective date shall be subtracted from such person's beneficial ownership of Voting Stock for purposes of determining whether such person is an Interested Shareholder.

           5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of this Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

           6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date of filing these Amended and Restated Articles of Incorporation (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

           7. The term "Subsidiary" shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for purposes of the definition of Interested Shareholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

           8. The term "Continuing Director" shall mean any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

           9. The term "Fair Market Value" shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith, and (c) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

           10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraph 2(a) of Section B of this Article VII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

           D. A majority of the Continuing Directors shall have the power and the duty to determine for the purposes of this
Article VII, on the basis of information known to them after reasonable inquiry, all questions under this Article VII, including, without limitation, (a) whether a person is an Interested Shareholder (in which case such a person under consideration by the Board of Directors shall be considered an Interested Shareholder for the purposes of determining which members of the Board of Directors are Continuing Directors entitled to make such determination), (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Shareholder or an Affiliate or Associate of the Interested Shareholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

           E. Nothing in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

           F. The fact that any Business Combination complies with the provisions of Section B of this Article VII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

           G. For the purposes of this Article VII, a Business Combination or any proposal to amend, repeal or adopt any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article VII (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or a person who thereafter would become such if (1) after the Interested Shareholder became such, the Proposed Action is proposed following the election of any Director of the Corporation who, with respect to such Interested Shareholder, would not qualify to serve as a Continuing Director or (2) such Interested Shareholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

            H. For the purposes of this Article VII, any action, approval or determination to be taken, extended or made by the Continuing Directors or by a majority of the Continuing Directors may be taken, extended or made regardless of whether the number of the then existing Continuing Directors constitutes a quorum of the entire Board of Directors.

           I. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of record of at least sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to approve any proposal to alter, amend or repeal this
Article VII or to adopt any provision inconsistent therewith; provided, however, that if such proposal is by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, approval of such proposal shall require the affirmative vote of the holders of record of at least sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Shareholder; provided, however, that this Section I shall not apply to, and such sixty-six and two-thirds percent (66-2/3%) vote shall not be required for, any alteration, amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article VII.


                           ARTICLE VIII

           To the fullest extent permitted by the Minnesota Business Corporation Act, as the same now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such a director as a director. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                            ARTICLE IX

           The Corporation shall be subject to the provisions of
Section 302A.671 of the Minnesota Business Corporation Act, as the same now exists or may hereafter be amended.


                             ARTICLE X

           In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Minnesota, and except as provided to the contrary by the Minnesota Business Corporation Act or the Bylaws, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws by the affirmative vote of the entire Board. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Corporation's Bylaws, the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares entitled to vote generally at an election of directors shall be required to amend, alter or repeal
Section 9 of Article II or Section 10 of Article III, of the Bylaws of the Corporation.